Explanatory Note

Coherix, Inc. has prepared this Form 1-A/A solely for the purpose of filing Exhibits 11.1, 11.2 and 12

PART III

INDEX TO EXHIBITS

2.1.	Amended and Restated Certificate of Incorporation, as amended *
2.2.	Bylaws *
3.1.	Amended and Restated Investors’ Rights Agreement, dated July 23, 2018, by and among Coherix, Inc., Xintai US Investment LLC and Dwight D. Carlson *
4.	Form of Subscription Agreement *
6.1.	Technical Collaboration and License Agreement, dated March 28, 2012, by and between Coherix, Inc. and Panasonic Factory Solutions Co., Ltd., as amended *
6.2.	Loan and Security Agreement dated August 19, 2016, between Crestmark Bank, Coherix, Inc. and Dwight D. Carlson, as amended *
11.1.	Auditors’ Consent
11.2.	Auditors’ Consent
12.	Opinion of CrowdCheck Law LLP

________________________

* Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ann Arbor, State of Michigan, on February 7, 2019.

COHERIX, INC.

/s/ Dwight D. Carlson
Dwight D. Carlson, Chief Executive Officer

The offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dwight D. Carlson Dwight D. Carlson	Chief Executive Officer, Chairman of the Board of Directors, Acting CFO	February 7, 2019

/s/ Michael Schneider Michael Schneider	Principal Accountant	February 7, 2019

/s/ Jun Ni Jun Ni	Director	February 7, 2019

/s/ Philip Rice II Philip Rice II	Director	February 7, 2019

/s/ Robert A/ Smith Robert A. Smith	Director	February 7, 2019

____________ Jinyang Wen	Director